                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  May 14, 1998
                ------------------------------------------------
                Date of Report (Date of Earliest Event Reported)



                                EQUITY INNS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


        Tennessee                       0-23290                  62-1550848
----------------------------      ---------------------      -------------------
(State or Other Jurisdiction      (Commission File No.)       (I.R.S. Employer
     of Incorporation)                                       Identification No.)


                                 4735 Spottswood
                                    Suite 102
                            Memphis, Tennessee 38117
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (901) 761-9651
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)




                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

         The 1998 annual  meeting of  shareholders  (the  "Annual  Meeting")  of
Equity Inns, Inc. (the "Company") was held on May 14, 1998 for the Company's shareholders to take action on each of five proposals: (1) to elect one Class I director to serve on the Board of Directors until the Company's annual meeting of shareholders in 2001 or until his successor has been duly elected and qualified ("Proposal One"); (2) to consider and vote upon a proposal to amend
Article 5 of the Company's Second Amended and Restated Charter (the "Charter") to increase the number of authorized shares of Common Stock from 50 million shares to 100 million shares ("Proposal Two"); (3) to consider and vote upon a proposal to delete Article 7 of the Charter, which limits the Company's consolidated indebtedness to 45% of the Company's investment in hotel properties, at its cost ("Proposal Three"); (4) to consider and vote upon a proposal to amend Article 14(c) of the Charter to conform Article 14(c) to other provisions in the Charter relating to the Company's ability to preserve its status as a real estate investment trust so long as its actions do not prohibit the settlement of any transactions entered into through the facilities of any national securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or of the national market system of a national securities association registered under the Exchange Act ("Proposal Four"); and (5) to consider and vote on a proposal to approve an amendment to the Equity Inns, Inc. Non-Employee Directors' Stock Option Plan (the "Directors' Plan") to, among other things, permit the Company's independent directors to elect to receive retainer and meeting fees in the form of shares of Common Stock and increase the number of shares that may be issued under the Directors' Plan to allow for such elections ("Proposal Five").

         Each of Proposals Two through Four was approved by the Board of Directors on March 5, 1998. Proposal Five was approved by the Board of Directors on March 16, 1998. A copy of the proposed amendments to Articles 5 and 14(c) of the Charter was filed with the Securities and Exchange Commission (the "Commission") as an exhibit to the Company's definitive proxy statement for the Annual Meeting, which was filed with the Commission on March 30, 1998.

         A total of 32,390,314 shares, or approximately 91.02% of the Company's outstanding shares of Common Stock entitled to vote at the Annual Meeting, was present, in person or by proxy, at the Annual Meeting. With respect to Proposal One, a plurality of the votes cast in favor of the nominee was required for election of the nominee as director. Mr. McNeill received the required plurality of the votes and was elected as Class I director. With respect to Proposals Two through Five, approval of each proposal required the votes cast in favor of such proposal to exceed the votes cast in opposition to such proposal. Each of Proposals Two through Five received the required approval of the shareholders.

         The breakdown of the votes cast by the shareholders on each proposal was as follows:

                               WITHHELD/                  BROKER
                    FOR         AGAINST     ABSTAIN     NON-VOTES       TOTAL
                 ----------    ---------    -------     ---------     ----------
Proposal One     32,188,080      202,234        N/A           N/A     32,390,314
Proposal Two     30,544,955    1,573,876    271,483           N/A     32,390,314
Proposal Three   18,933,075    1,898,945    384,244    11,174,050     32,390,314
Proposal Four    31,732,550      411,951    245,813           N/A     32,390,314
Proposal Five    29,926,344    1,983,934    480,036           N/A     32,390,314

         Following the Annual Meeting, the Company filed Articles of Amendment to the Charter with the Secretary of State of the State of Tennessee on May 26, 1998, reflecting the adoption of each of Proposals Two through Five. A copy of the Articles of Amendment to the Charter of the Company as filed on such date with the Tennessee Secretary of State is attached hereto as Exhibit 3.1.

ITEM 7.  EXHIBITS.

Item No.    Description
--------    -----------

 3.1*       Articles of  Amendment to the Second Amended and Restated Charter of
            Equity Inns, Inc.

10.1**      Equity Inns, Inc. Non-Employee Directors' Stock Option Plan

--------------
*    Filed herewith.
** Incorporated by reference to Exhibit 10.29(b) to the Company's Registration Statement on Form S-11 (Commission Registration No. 33-80318).

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           EQUITY INNS, INC.



May 26, 1998                               /s/ Howard A. Silver
------------                               -------------------------------------
                                           Howard A. Silver
                                           Executive Vice President, Secretary
                                           Treasurer and Chief Financial Officer

                                  EXHIBIT INDEX

Item No.    Description
--------    -----------

 3.1*       Articles of  Amendment to the Second Amended and Restated Charter of
            Equity Inns, Inc.

10.1**      Equity Inns, Inc. Non-Employee Directors' Stock Option Plan

--------------
*    Filed herewith.
** Incorporated by reference to Exhibit 10.29(b) to the Company's Registration Statement on Form S-11 Commission Registration No. 33-80318).